THE BANK OF NEW YORK
Barclay Street, 12E
New York, NY 10286
Attn:  Larry Gerquest, MBS Unit
(212) 815-7l65

                    COUNTRYWIDE ASSET BACKED SECURITIES, INC.
                    ASSET-BACKED CERTIFICATES, SERIES 1996-1



Class Information              Current Payment Information

Class                   Beginning      Pass Thru Rate    Principal          Interest           Total      Principal
Code      Name          Cert. Bal.                       Dist. Amt.         Dist. Amt.          Dist.       Losses
          A-1         204,424,000.00         5.64625%    3,036,255.21       961,857.51     3,998,112.72      0.00
          A-2          72,500,000.00         6.52500%    1,119,739.32       394,218.75     1,513,958.07      0.00
          A-3          22,911,000.00         7.12500%            0.00       136,034.06       136,034.06      0.00

Totals                299,835,000.00               -     4,155,994.53     1,492,110.32     5,648,104.85      0.00

                               Factors per $1,000
Class Information
                                    Ending
Class              Interest       Certificate      Unpaid                                                Ending
Code     Name      Shortfalls       Balance       Interest    Principal Dist.    Interest Dist.         Cert. Bal.
          A-1         0.00       201,387,744.79      0.00       14.85273358        4.70520833         985.14726642
          A-2         0.00        71,380,260.68      0.00       15.44468028        5.43750000         984.55531972
          A-3         0.00        22,911,000.00      0.00        0.00000000        5.93750000        1000.00000000
Totals                0.00       295,679,005.47      0.00       13.86093862        4.97643811       986.1390613838

Class Information    Original Certificate Information

                     Original       Pass-Thru       Cusip
Type     Name        Cert. Bal.       Rate         Numbers
Floater    A-1    204,424,000.00     5.64625%     126671AA4
Fixed      A-2     72,500,000.00     6.52500%     126671AB2
Fixed      A-3     22,911,000.00     7.12500%     126671AC0
Totals            299,835,000.00



            Carry Forward
 Class         Amount
  A-1           0.00
  A-2           0.00
  A-3           0.00

                    COUNTRYWIDE ASSET BACKED SECURITIES, INC.
                    ASSET-BACKED CERTIFICATES, SERIES 1996-1

                             COLLATERAL INFORMATION

Group 1 Beginning Principal Balance     204,424,646.51
Group 1 Scheduled Principal Payment         105,039.35
Group 1 Prepayment Amount                 2,335,774.06
Group 1 Liquidation Proceeds                      0.00
Group 1 Subordinated Increase Amount              0.00
Group 1 Ending Principal Balance        201,983,833.10

Group 1 Required Subordinated Amount      4,395,129.90
Group 1 Subordinated Amount                 596,088.31

Group 2 Beginning Principal Balance      95,411,499.86
Group 2 Scheduled Principal Payment          98,940.76
Group 2 Prepayment Amount                   734,426.21
Group 2 Liquidation Proceeds                      0.00
Group 2 Subordinated Increase Amount              0.00
Group 2 Ending Principal Balance         94,578,132.89

Group 2 Required Subordinated Amount      4,913,692.24
Group 2 Subordinated Amount                 286,872.21

                                 FEES & ADVANCES

Monthly master servicer fees paid
                  Group 1                               79,256.59
                  Group 2                               38,377.00

Advances included in this distribution
                  Group 1                               37,229.08
                  Group 2                               37,229.08

                          LOSSES & INSURANCE COVERAGES

Net realized losses (this period)                                          0
Cumulative losses (from Cut-Off)                                           0

                             DELINQUENCY INFORMATION


Period                     Loan Count                    Ending Stated Balance
1 mo.                             84                          3,683,723.67
2 mos.                             1                             64,500.00
3+MOS.                             1                            206,250.00
In Foreclosure                     0                                  0.00
In Bankruptcy                      0                                  0.00
Totals                            86                          3,954,473.67

                              TOTAL REO INFORMATION

Total Number of REO Properties                                          0
Total Principal Balance of REO Properties                               0
Total Market Value of REO Properties                        Not Available




                               NEW REO INFORMATION
 (Mortgage Loans that became REO Properties during the preceding calendar month)

            Loan Number                   Stated Principal Balance                  Date of Acquisition
                None                                  0                                      0
                                                      0                                      0
                                                      0                                      0

Aggregate Amount of the Scheduled Payments on all 60+ day delinquencies for the past 12 month rolling period

12/25/96